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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report :      October 6, 1997



                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


    1050 West Blue Ridge Boulevard, PANACO Building,
              Kansas City, MO                                   64145-1216
         (Address of principal executive offices)                Zip Code)



      Registrant's telephone number, including area code: (816) 942 - 6300







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

Item 2.           Acquisition or Disposition of Assets


     On July 17, 1997 PANACO, Inc. agreed to acquire Goldking Companies, Inc. and on July 30, 1997 entered into the Restated Merger Agreement with The Union Companies, Inc. ("Union"), Leonard C. Tallerine, Jr. and Mark C. Licata, (together, the "Shareholders"). Prior to the merger, Messrs. Tallerine and Licata owned all of the capital stock of Union. Union was a holding company which owned directly or indirectly all of the capital stock of Goldking Companies, Inc., Goldking Oil and Gas Corp., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation Co., Inc. and Umbrella Point Gathering, L.L.C. Union was merged into a newly formed subsidiary of PANACO, Goldking Acquisition Corp. ("Goldking"). The transaction was closed on July 31, 1997. Goldking will be operated as a wholly owned subsidiary of PANACO. Leonard
C. Tallerine, Jr., will remain as Chairman and CEO of Goldking and become a Vice-President and a Director of PANACO and Mark C. Licata will become Vice-President-General Counsel and a Director of PANACO.

     Goldking was founded in 1968 and began by exploring for oil and gas along the Texas and Louisiana Gulf Coast. It grew as an independent oil and gas company by sponsoring limited partnership drilling funds during the 1970's and early 1980's, eventually participating in the drilling of over 1,000 wells and operating over 420 wells during the period of 1981 to 1986. Goldking began converting the limited partnership interests into working interests in the mid to late 1980's. It emphasized contract operating activities, while providing sound operating results and financial conservatism for the working interest owners. Since the acquisition by the Messrs. Tallerine and Licata in 1991, Goldking returned to its exploration and production roots as an aggressive independent explorationist, producer and operator.

     With the acquisition PANACO obtained estimated additional proved reserves of 50 Bcf equivalent as of July 1, 1997 from approximately 178 wells located throughout the Gulf Coast, along with another estimated 75 Bcf equivalent of probable and possible reserves. The acquisition included a sizable and attractive portfolio of exploration prospects developed using 3-D seismic data, an extensive development program and a seasoned staff of 17 oil and gas professionals experienced in all aspects of Gulf Coast operations. PANACO acquired two pipelines as a part of the transaction. The acquisition gives PANACO a prominent position in the currently very active Lower Frio/Vicksburg area in Trinity Bay, Chambers County, Texas with existing production, exploration prospects generated using recent 3-D seismic data and significant pipeline capacity.

     Goldking brings to PANACO a complement of reserves with approximately 43% of its proved reserves in oil and an average reserve life of over twelve years. The acquisition also increases PANACO's presence in the onshore and state waters area of the Gulf Coast, where Goldking has a good reputation, name recognition and expertise and experience in operations. Over the last eighteen months Goldking has had a 67% success rate on wells drilled with the support of 3-D seismic. Over 88% of its reserves are operated, giving the Company control over its reserves. This has allowed Goldking to increase its proved reserves by more than five times since 1995 and increase total reserves by more than six times since 1995.

     The purchase price for the transaction consisted of $7,500,000 in cash, $6,000,000 in notes and 3,154,930 PANACO common shares. Of the cash portion, $6,500,000 was advanced on PANACO's revolving bank loan. Goldking had $13,000,000 in net liabilities as of July 31, 1997. A finder's fee was paid to First Union Capital Markets Corp. with 84,000 PANACO common shares. The transaction will be accounted for as a purchase, with the value of the PANACO common shares recorded at $4.45 per share.



                            Goldking Oil & Gas Corp.
                                    Well List

Lease Name                                Field                  County       State   Reservoir              WI      NRI


CRAWFORD 161 NO. 2               ANGELINA                  JEFFERSON           TX  UVIGERINA                27.61    20.83

GREAT RIVER DEEP                 BASTIAN BAY               PLAQUEMINES         LA  LUBBEN/PRAIRIE           33.33    25.07

S/L 14267 EXTENSION              BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO. 1                  BASTIAN BAY               PLAQUEMINES         LA  7870' SAND               33.33    25.07

S/L 14267 NO. 2                  BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO.2(BP1)              BASTIAN BAY               PLAQUEMINES         LA  G-C (P) SAND             33.33    25.07

S/L 14267 NO.2(BP2)              BASTIAN BAY               PLAQUEMINES         LA  G-B (P) SAND             33.33    25.07

S/L 14267 NO.2(BP3)              BASTIAN BAY               PLAQUEMINES         LA  G-III (O) SAND           33.33    25.07

SCHWING NO. 1                    BAYOU SORREL              IBERVILLE           LA  CIB HAZ                  57.13    40.58

BAYOU TORTILLION LOC. 1          BAYOU TORTILLION          PLAQUEMINES         LA  9750' SAND               16.67    12.49

SCOTT PAPER GU NO. 2-1           BIG ESCAMBIA              ESCAMBIA            AL  SMACKOVER                -         0.10

GIANELLONI NO. 1                 BURTVILLE N.              E. BATON ROUGE      LA  11000' DEEP              89.27    68.56

GIANELLONI NO. 4 TWIN            BURTVILLE N.              E. BATON ROUGE      LA  9650' SAND               89.30    67.48

MIAMI CORP "J" NO. 1             CHENIERE PERDUE           CAMERON             LA  A RA SUA                 17.12    14.27

MIAMI CORP "J" NO. 4             CHENIERE PERDUE           CAMERON             LA  E SAND RA SUA            31.05    23.85

MIAMI CORP "J" NO. 5             CHENIERE PERDUE           CAMERON             LA  D SAND                   31.05    23.85

MIAMI CORP "J" NO. 6             CHENIERE PERDUE           CAMERON             LA  F SAND                   53.86    40.61

MIAMI CORP "O" NO. 3             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 4             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 6             CHENIERE PERDUE           CAMERON             LA  8990' SAND               43.93    31.21

MIAMI CORP "O" NO. 7             CHENIERE PERDUE           CAMERON             LA  B-1 SAND                 35.28    28.55

I.P. FARMS NO. 2U                CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 12,300              6.56     4.78

I.P. FARMS NO. 4                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 10,700              6.67     4.78

I.P. FARMS NO. 5                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO "E" SAND            10.00    7.50

I.P. FARMS NO. 6                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO MIDDLE              10.00    7.50

CLEMENS LOC. 2                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS LOC. 3                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS S/T 8 GU #1              CLEMENS, SOUTH            BRAZORIA            TX  FRIO "A"                 10.00    7.50

BLACKSTONE MIN. A NO. 1          CLEVELAND                 LIBERTY             TX  COCKFIELD A              5.66     4.52

DAVIDSON RANCH CENTRAL
PROCESSING FACILITY
Davidson 15 #1                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #2                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #3                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #4                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #5                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #6                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #7                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #8                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #9                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #5                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #8                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #1                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #2                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #3                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #4                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #1                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #2                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #3                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #4                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #6                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
DAVIDSON, C.E. III NO. 3         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DAVIDSON, C.E. III NO. 4         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DDAVIDSON RANCHOM JR A 12                                  CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 2        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 4        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DEVILLIER, O.C. ET AL 2          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   78.01

DEVILLIER, O.C. ET AL 5          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   79.00

DOERING RANCH NO. 2              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 1              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 3              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

R.K. HARLAN NO. 1                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

R.K. HARLAN NO. 4                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

NE.TCHENIEREAPERDUE NO. 1                                  CAMERON             LA  AMPH B                    51.29    39.26

ELAM UNIT NO. 1-A                EL CAMPO                  WHARTON             TX  YEGUA D-3                 -        0.06

MACH NO. 1                       EL CAMPO                  WHARTON             TX  YEGUA                     -        0.47

BARTOS NO. 1                     EL CAMPO NE               WHARTON             TX  YEGUA                     -        0.03

PROSEN, R.J. NO. 1               FANT                      LIVE OAK            TX  WILCOX 11700              0.99     0.76

DEL VALLE NO. 1                  FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

FORT ST. PHILIP LOC 1            FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

MCLANE TEXAS TRUST E #2          GARWOOD                   COLORADO            TX  FRIO 3200                 0.09     0.07

WILBERTS "C" NO. 1               GROSS TETE                W. BATON ROUGE      LA  ROWE RA SUA               48.10    37.56

HERBERT-BROUSSARD B-1            GUM ISLAND                JEFFERSON           TX  HACKBERRY 4               0.03     0.02

POINT RAY LOC. 2                 HALTER ISLAND             TERREBONNE          LA  UPPER MIOCENE             30.00    22.80

HELIS #1                         IBERIA, S.W.              IBERIA              LA  MA - 5 SAND               37.59    23.09

HELIS #4                         IBERIA, S.W.              IBERIA              LA  MA-3                      36.61    22.49

MCVEA NO. 1                      IRENE                     EAST BATON ROUGE    LA  TUSC "C"                  -        1.27

U TUSC RA SU FIELD UNIT          IRENE                     EAST BATON ROUGE    LA  UPPER TUSC "A" & "B"      -        0.11

A L COX ET AL 33-5 #1            JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

CALEY T JONES 33-10 NO. 2        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

E N ROSS UNIT 34-14 NO. 1        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

E N ROSS UNIT 34-14 NO. 3        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

LLAKECCOMORES. WIDE UNIT                                   JASPER              MS  SMACKOVER                 -        0.70

MIAMI CORP "D" NO. 2             LITTLE CHENIERE           CAMERON             LA  6400' SAND                -        -

MIAMI CORP "P" NO. 1             LITTLE CHENIERE           CAMERON             LA  7470' SAND                44.16    30.03

MIAMI CORP "S" NO. 2             LITTLE CHENIERE           CAMERON             LA  7080 SD                   -        -

BROUGHTON WE 11-6 #1             LOVETTS CREEK             MONROE              AL  SMACKOVER                 -        2.00

CMONTICELLORBACH NO. 1                                     LAWRENCE            MS  SLIGO                     10.20    7.85

DALTON LABORDE NO.1              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              80.63    57.61

DALTON LABORDE NO.2              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              57.82    44.46

DALTON LABORDE NO.3              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              -        -

G-MEN LOC. 1                     NUECES BAY                NUECES              TX  MID FRIO                  100.00   78.99

BIRDSONG GU NO.1                 OAK HILL                  GREGG               TX  COTTON VALLEY             -        0.02

COLLIER GU NO.1                  OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

LAKE CHEROKEE G.U. NO.1          OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

MARY C. ARMSTRONG NO. 2          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 3          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 6          OVERTON                   ADAMS               MS  BARKSDALE                 -        -

VAUGHEY NO. 1                    OWEN CREEK                FRANKLIN            MS  BARKSDALE                 36.90    28.86

A. B. LAWRENCE                   PETKAS                    CHAMBERS            TX  FRIO 7650                 -        -

TROY CASEY LEASE                 PETKAS                    CHAMBERS            TX  FRIO 7650                 3.60     2.50

YOCKEY NO. 1                     PHASE FOUR                WHARTON             TX  YEGUA 10500               -        0.07

AGNES WEST                       PLACEDO EAST              VICTORIA            TX  FRIO 6200                 0.37     0.28

LEFEBVRE NO. 1                   PORT ALLEN                W. BATON ROUGE      LA  DEEP                      100.00   75.00

MARTINEZ A NO. 1                 RINCON                    STARR               TX  5530' SAND                20.41    14.85

RF FEDERAL NO. 1                 ROXIE                     FRANKLIN            MS  BENBROOK                  36.90    32.83

RF FEDERAL NO. 2                 ROXIE                     FRANKLIN            MS  MCKITTRICK                -        -

M. D. D. DUPONT NO. 1            SCOTT                     LAFAYETTE           LA  STUTES RB SUA             -        3.00

CROSBY SR NO. 1                  TAR CREEK NORTH           WILKINSON           MS  MCKITTRICK                -        -

CROSBY SR NO. 2                  TAR CREEK NORTH           WILKINSON           MS  WILSON                    30.01    22.51

STATE TRACT 73-3A(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   85.00

STATE TRACT 74 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 74-3A                UMBRELLA POINT            CHAMBERS            TX  FRIO F-14 SAND            100.00   83.50

STATE TRACT 74-5                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 74-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   83.50

STATE TRACT 87 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 87-1(RC1)            UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   83.50

STATE TRACT 87-10(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-11 SAND            100.00   83.50

STATE TRACT 87-11U(RC1)          UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 87-12 L              UMBRELLA POINT            CHAMBERS            TX  FRIO F-15 SAND            100.00   83.50

STATE TRACT 87-6U                UMBRELLA POINT            CHAMBERS            TX  FRIO F-4 SAND             100.00   83.50

STATE TRACT 87-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8                  -        -

STATE TRACT 88 F-15 UNIT         UMBRELLA POINT            CHAMBERS            TX  FRIO F-15                 100.00   85.00

STATE TRACT 88 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5                  100.00   85.00

STATE TRACT 88-13B               UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   85.00

STATE TRACT 88-14B L             UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   85.00

STATE TRACT 88-5B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-6/7 SAND           100.00   87.50

STATE TRACT 88-6B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1A SAND            100.00   87.50

STATE TRACT 88-7B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   87.50

BRIGHT SPOT NO. 1                UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-18                 100.00   83.50

DEEP LOCATION NO. 1              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

DEEP LOCATION NO. 2              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

STRAGO-BYRD 26-13 #2             VOCATION                  MONROE              AL  14000 SMACKOVER           12.50    9.37

SL 750 "A"                       WHITE POINT FIELD         NUECES              TX  6000' SAND                50.00    39.00

W. LAKE ARTHUR ST                W. LAKE ARTHUR            JEFF DAVIS          LA  MIOCENE                   20.00    14.40

WYELLOWLCREEKRWESTUNIT                                     WAYNE               MS  EUTAW                     -        0.53

* Average WI % is 1.5 %, average NRI % is .96% for wells included in the DAVIDSON RANCH CENTRAL PROCESSING FACILITY.

Item 7.           Financial Statements and Exhibits

(a)       Financial Statements of business acquired.

                  The required audited financial information is not currently available but management expects to file the information within 45 days.

(b)       Pro Forma Financial Information.

                  The required pro forma financial information is not currently available but management expects to file the information within 45 days.

(c)       Exhibits

                  10.18 Restated Merger Agreement dated July 30, 1997 between PANACO, Inc., The Union Companies,
                           Inc., Leonard C. Tallerine, Jr. and Mark C. Licata.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PANACO, Inc.

Date: August 15, 1997                  /s/Todd R. Bart
     -------------------               ----------------------
                                          Todd R. Bart
                                          Secretary

                                    RESTATED
                                MERGER AGREEMENT


     This Restated Merger Agreement is as of the 1st day of July, 1997, by, between, and among PANACO, INC., a Delaware corporation ( "Panaco") and THE UNION COMPANIES, INC., a Texas corporation ("Union"), and LEONARD C. TALLERINE, JR. and MARK C. LICATA (together, the "Shareholders").

         WHEREAS, Union desires to merge with Goldking Acquisition Corp., a wholly-owned subsidiary of Panaco to be formed under the laws of Delaware ("PanSub"), and Panaco and PanSub desire to acquire Union and its subsidiaries in a transaction qualifying under Sec. 368(a)(1)(A) and Sec 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Union owns, either directly or indirectly, all of the outstanding capital stock of Goldking Companies, Inc., a Delaware corporation, Goldking Oil & Gas Corp., a Texas corporation, Goldking Trinity Bay Corp., a Texas corporation, Goldking Production Company, a Texas corporation, Hill Transportation Co., Inc., a Louisiana corporation, and Umbrella Point Gathering, L.L.C., a Texas limited liability company (collectively, the "Subsidiaries", and each is individually a "Subsidiary"); and

         WHEREAS, the parties have reached agreement regarding such merger.

         NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Panaco, Union and the Shareholders agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. On the Closing Date (as defined below), in accordance with the corporation laws of the States of Texas and Delaware, this Agreement and the Plan of Merger contained in the Certificate of Merger, to be prepared as soon as practicable following the execution hereof and reflecting in substance the terms and conditions hereof, Union shall be merged with and into PanSub, which will be formed as a Delaware corporation as soon as practicable following the date hereof (the "Merger"). Following the Merger, the separate existence of Union shall cease and PanSub shall continue as the surviving corporation and as a wholly-owned subsidiary of Panaco. PanSub, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

         Section 1.2 Effect of Merger. The Surviving Corporation shall, at and after the Closing Date, possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of PanSub and Union (collectively the "Constituent Corporations"), subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as effectively as if they were of the several Constituent Corporations; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all the debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, all interests of Union in and to the capital stock of the Subsidiaries shall continue and shall not in any way be impaired by the Merger.

         Section 1.3 Closing. The Closing shall take place at the Houston offices of Panaco, Inc., at 1:00 p.m. local time on July 29, 1997, or at such other place and time as Panaco and Union shall agree. The closing shall be effective upon the filing with the Delaware Secretary of State of a Certificate of Merger (the "Closing" or the "Closing Date"). Either Panaco or Union may terminate this Agreement if the Closing has not occurred by July 31, 1997.

         Section 1.4 Certificate of Incorporation and By-laws; Directors and Officers. The Certificate of Incorporation and the By-laws of PanSub, as in effect immediately prior to the Closing, shall, from and after the Closing, be the Certificate of Incorporation and By-laws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and By-laws until amended as provided therein, except that as part of the Merger, the Certificate of Incorporation of PanSub shall be amended to change its name to "Goldking Companies, Inc." The directors and the officers of PanSub immediately prior to the Closing shall continue as the directors and officers, respectively, of the Surviving Corporation immediately after the Closing, to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

         Section 1.5 Conversion of Securities. On the Closing Date, by virtue of the Merger and without any action on the part of Union, Panaco, PanSub, or the holder of any of the following securities:

         (a) each share of common stock of Union, the same being 10,000 shares of common stock, par value $.10 per share (the "Shares") shall be cancelled and extinguished and shall be converted into and become a right to receive from PanSub the Merger Consideration (as hereinafter defined) for each Share, in accordance with Section 1.6, and no other rights;

         (b) each Share or any other capital stock held in the treasury of Union, or owned by Union or any subsidiary immediately prior to the Closing Date shall automatically be cancelled and retired and no payment shall be made with respect thereto; and

         (c) each Share of PanSub's common stock, issued and outstanding immediately prior to the Closing Date shall be remain unchanged.

         The "Merger Consideration" for each Share shall equal the result obtained by dividing the Acquisition Price (as hereinafter defined) by the total number of Shares issued and outstanding immediately prior to the Closing Date (excluding shares to be cancelled pursuant to Section 1.5(b), above).

         Section 1.6 "Acquisition Price". The "Acquisition Price" shall equal Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000), to be paid as follows:

         (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) in cash at Closing, by wire transfer of immediately available funds to such account or accounts as Shareholders shall direct.

         (b) Two payments in the principal amount of Three Million Dollars ($3,000,000) each, payable (respectively) on March 31, 1998 and March 31, 1999. These amounts will be evidenced by two non-negotiable promissory notes of Panaco (singularly a "Panaco Note" and, collectively the "Panaco Notes") which notes shall be unsecured, but which shall provide for standard provisions regarding default and collection of attorney fees. Panaco Notes shall bear simple interest at a variable rate equal to the blended effective rate charged Panaco from time to time by its bank lenders, which interest shall be due and payable quarterly. Notwithstanding the above, Panaco agrees that the Panaco Notes shall become immediately due and payable, in full, in the event and upon the closing date of
(i) any single or series of subordinated debt financing(s) of Panaco which aggregates $50,000,000 of indebtedness incurred after the date hereof, subject to any underwriter's rights to designate or consent to the use of proceeds of such financings, (ii) in the event of change in the ownership of Panaco's common stock of greater than 40% (other than pursuant to routine trading in said common stock) or (iii) upon the merger, consolidation or sale of all or substantially all of the assets of Panaco ( (ii) and (iii) are collectively referred to as a "Change of Control"). The Panaco Notes may be prepaid, at any time, without penalty or premium.

         (c) The remaining $14,000,000 shall be in the form of 3,154,930 restricted shares of Panaco's common stock, par value $0.01 per share (the "Panaco Stock"), and which are for the purposes of this transaction valued at $4.4375 per share. At Closing Panaco and the Shareholders shall enter into Registration Rights Agreements which shall grant to the Shareholders demand registration and/or piggyback rights identical to the shareholder rights Panaco granted to Amoco on August 26, 1996.

         Section 1.7 Surrender of Certificates. Upon the Closing Date, the Shareholders shall surrender certificates for all of the outstanding Shares and any other capital stock of Union, with such endorsements, stock powers, or other instruments of transfer as may be reasonably required by Panaco.

         Section 1.8 Legend. Each stock certificate of Panaco issued as a portion of the Acquisition Price hereunder shall be imprinted with a legend stating that the securities have not been registered with the Securities and Exchange Commission, and may not be offered or sold, directly or indirectly, except pursuant to a registration or an exemption from registration under the Securities Act of 1933 and any applicable blue sky law (the "Securities Acts"). The Shareholders agree not to attempt any transfer of Panaco's stock without first complying with said legend. An appropriate stop transfer restriction will be placed on Panaco's stock transfer records.

                                   ARTICLE II

                                THE SHAREHOLDERS

         Section 2.1 Board Representation. Panaco agrees that the Shareholders shall be appointed to fill newly created seats on the Board of Directors of Panaco, effective at Closing. The Shareholders acknowledge that they will be required to stand for re-election at upcoming annual meetings of the stockholders of Panaco which elect the class of Directors to which each is individually assigned. Leonard C. Tallerine, Jr. will retain his current positions as officer and director of the Subsidiaries, subject to the direction and will of Panaco's Board of Directors and executive officers. The Shareholders will obtain, prior to closing, the resignations of all other persons currently serving on the Boards of Directors of the Subsidiaries. Panaco shall designate persons to fill all such positions.

         Section 2.2 Employment. Panaco and Union agree that the Shareholders shall be employed by Panaco, with their base compensation being annual salaries of $200,000 for Mr. Tallerine and $150,000 for Mr. Licata, in accordance with the customary employment practices of Panaco as determined by its Board of Directors, including participation in all plans and benefits of Panaco available to employees of comparable stature. The Shareholders represent and warrant that they have no contracts, understandings or agreements with respect to their employment or other compensation by Union and/or its Subsidiaries and any such employment shall be terminated as of the Closing date. Each of the Shareholders' employment shall continue at the will of Panaco, provided that the employment of each Shareholder shall continue at least until the payment in full of the Notes to be issued to such Shareholder pursuant to Section 1.6(b), above.

         Section 2.3 Panaco Titles. Panaco agrees that Mr. Tallerine will be appointed a Vice- President and Mr. Licata will be appointed Vice President and General Counsel of Panaco, which appointments will continue at the discretion of Panaco's Board of Directors.

         Section 2.4 Non-Competition. Each Shareholder agrees that, without the prior written consent of Panaco, such Shareholder will not, from the date hereof throughout his employment by the Subsidiaries and Panaco, and for a period of three (3) years thereafter, directly or indirectly, own, manage, operate, control, advise or join in or participate in the ownership, management, operation or control of or be employed by or be connected in any manner with any oil or gas business presently in competition with the properties of the Subsidiaries or Panaco. For these purposes, a business shall be deemed to be in competition with the Subsidiaries or Panaco only if it owns, leases or operates oil and gas properties within three (3) miles of the geographic boundary of the leases and/or units listed on Schedule 2.4 (the "Goldking Major Property Interests"). In addition, during the term of the Shareholders' employment and for a period of three (3) years thereafter, neither Shareholder shall knowingly solicit, entice or persuade any other employees of Panaco, PanSub, or any of its Subsidiaries, to leave the services of Panaco, PanSub or any of its Subsidiaries for any reason or otherwise directly or indirectly employ any such person. Notwithstanding the above, the provisions of this Section 2.4 shall terminate and be of no force or effect in the event of a Change in Control of Panaco or upon the occurrence of any default under the Panaco Notes.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Shareholders, severally and not joint and severally, and Union hereby covenant, represent and warrant, as follows:

     Section 3.1 Organization and Standing. Union is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization. Union and the Subsidiaries have full power and authority to own and operate their assets, and to carry on their business as presently conducted and as proposed to be conducted. Union has furnished Panaco with true, correct and complete copies of its and each Subsidiary's Certificate of Incorporation, By-Laws and Minute Books. The minute books of Union and of each Subsidiary accurately record therein all actions of their Boards of Directors and Shareholders.

     Section 3.2 Capitalization. The authorized capital stock of Union consists solely of 1,000,000 shares of Common Stock $.10 par value; there are currently outstanding 10,000 shares of Union common stock. All outstanding shares of Union common stock were duly issued and are fully paid and non assessable. There are no outstanding options, warrants and other agreements pursuant to which Union could be required to issue any capital stock.

     Section 3.3 The Subsidiaries. Union has no subsidiaries and does not directly or indirectly control or own any interest in any corporation, partnership, joint venture, proprietorship or other business entity other than the Subsidiaries. Union owns all of the outstanding capital stock of Goldking Companies, Inc. ("Goldking"), which in turn owns all of the outstanding capital stock of Goldking Oil & Gas Corp., Goldking Production Company and Hill Transportation Co., Inc. Goldking Oil & Gas Corp. owns all of the outstanding capital stock of Goldking Trinity Bay Corp. Hill Transportation Co., Inc. owns all outstanding membership interests in Umbrella Point Gathering, L.L.C.

     Section 3.4 Powers of Union. Union and the Shareholders have and will have at the Closing Date all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

     Section 3.5 Authorization. All action on the part of Union and its Shareholders necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken. This Agreement is the valid and binding obligation of Union and the Shareholders, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity.

     Section 3.6 Licenses and Permits. To the actual knowledge of the Shareholders and Union, all material licenses, permits, concessions, franchises and other governmental authorizations and approvals of all federal, state, local or foreign governmental or regulatory bodies required or necessary for Union and its Subsidiaries to carry on their business as and where presently conducted have been duly obtained and are in full force and effect. There are no proceedings pending or, to the actual knowledge of Union, its Subsidiaries, or the Shareholders threatened, which are likely to result in the revocation, cancellation or suspension or any material modification of any thereof.

     Section 3.7 Financial Statements.

         (a) Union has delivered to Panaco copies of the audited consolidated and consolidating balance sheets, income statements and statements of change in financial position of Goldking and its Subsidiaries at and for the periods ended December 31, 1995, December 31, 1996 and similar unaudited financial statements as of May 31, 1997 (the "Goldking Financial Statements"). Goldking Financial Statements (except for normal year-end audit adjustments as to the May 31, 1997 unaudited financial statements, none of which either singly or in the aggregate is material) fairly present the financial position of Goldking and its Subsidiaries as of their respective dates and the results of their operations as of the dates and for the periods indicated above, and have been prepared in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods covered thereby, and no event occurring after the date of the latest balance sheet contained in Goldking Financial Statements would be required to be set forth in Goldking Financial Statements under generally accepted accounting principles.

         (b) Except as set forth on Schedule 3.7(b) hereto, Goldking and its Subsidiaries have no liabilities or obligations, whether accrued, absolute, contingent or otherwise which should have been disclosed under GAAP on the Goldking Financial Statements, other than (i) liabilities which are fully and adequately reflected or reserved against in the most recent balance sheet included in Goldking Financial Statements and (ii) liabilities incurred since the date of the most recent balance sheet included in Goldking Financial Statements in the ordinary course of business and consistent with past practice and none of which is materially adverse. Except as set forth on Schedule 3.7(b), all indebtedness of Goldking and its Subsidiaries may be prepaid in full on 30 days' or less notice without penalty. Goldking and its Subsidiaries are not in default with respect to any outstanding indebtedness for borrowed money or any instrument relating thereto. Complete and correct copies of all instruments (including all amendments, settlements, waivers and consents) relating to any indebtedness for borrowed money of Goldking or any Subsidiary have been furnished to Panaco.

         (c) As of May 31, 1997, Union's sole asset consists of 100% of the outstanding common stock of Goldking and it has no liabilities.

     Section 3.8 Absence of Certain Events. Except as set forth on Schedule 3.8, since May 31, 1997, the business of Union and its Subsidiaries has been operated only in the ordinary and normal course and, to the Shareholders' and to Union's knowledge, there has not been:

     (a) any material adverse change in the financial condition, results of operations or Union's Major Property Interests of Union and its Subsidiaries and there has been no occurrence, circumstance or combination thereof which might be expected to result in any such material adverse change thereto before or after the Closing Date;

     (b) any material damage, destruction or loss, whether covered by insurance or not, adversely affecting Union's Major Property Interests.

     (c) any declaration or payment of any dividend, or any other similar distribution, directly or indirectly, with respect to the capital stock or other securities of Union;

     (d) any direct or indirect redemption, purchase or other acquisition of the capital stock or other securities of Union or any Subsidiary or issuance or agreement to issue (i) shares of capital stock, (ii) rights to acquire shares of capital stock, (iii) any securities convertible into or exchangeable for capital stock of Union or any Subsidiary or (iv) any other securities of Union or any Subsidiary;

     (e) except as set forth on Schedule 3.17, any increase or decrease in the compensation payable to or to become payable by Union or its Subsidiaries to any of their officers, employees or agents, or change in any insurance, pension or other beneficial plan, payment or arrangement made to, for or with any of such officers, employees or agents or any commission or bonus paid to any of such officers, key employees or agents;

     (f)  any   assumption,   guarantee,   endorsement   or  other  creation  of
responsibility for the liability or obligation of any other person (whether absolute, accrued, contingent or otherwise);

     (g) any sale, assignment, transfer, lease or other disposition or amendment, termination, release or waiver of any asset of Union or its Subsidiaries or acquisition of any assets not in the ordinary course of business and consistent with past practices;

     (h) any discharge or satisfaction of any lien on any assets of Union or its Subsidiaries, or the payment of any liability or obligation (whether absolute, accrued, contingent or otherwise) of Union or its Subsidiaries, other than in the ordinary course of the business and consistent with past practices;

     (i) any mortgage, pledge, or creation of any lien with respect to any of Union's assets or the assets of any Subsidiary;

     (j) any cancellation, modification or settlement for less than the full amount thereof of any debt or claim by or owing to Union or any Subsidiary;

     (k) any transfer or grant of any right under any contracts or other agreements, patents, patent licenses, inventions, trade names, trademarks, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

     (l) any transaction, contract or commitment entered into which is not in the ordinary course of business and consistent with past practices;

     (m) any investment of a capital nature, either by purchase of stock or securities, or purchase or lease of any machinery or equipment or other property or assets, or otherwise; or

     (n) any other event or condition of any character which has had or may have a material adverse effect on Union, its Subsidiaries or their business.

     Section 3.9 Compliance with Other Instruments and Law, etc. Union and each Subsidiary is not in any violation of any terms of its Certificate of Incorporation or By-Laws, or, to the Shareholders' and to Union's actual knowledge, of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, or decree. To the Shareholders' and to Union's actual knowledge, Union and each Subsidiary is in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets is subject (including without limitation all federal, state and local laws, statutes and regulations relating to the protection of the environment).

     Section 3.10 Consents, etc. Except as set forth on Schedule 3.10, no consent, approval, license or authorization of (or designation, declaration, registration or filing with) any court or governmental authority or any party to a material contract or a customer contract on the part of Union or any Subsidiary which has not heretofore been obtained is required in connection with the valid execution and delivery of this Agreement or the closing contemplated hereby.

     Section 3.11 Litigation. Except as set forth on Schedule 3.11, there are no actions, suits or proceedings pending, or to the Shareholders' and to Union's knowledge, threatened against or affecting Union or any Subsidiary.

     Section 3.12 Title to and Condition of Properties.

     (a) Union's present office lease expires March 31, 1998. Schedule 3.12(a) hereto contains a true, correct and complete list of all leases owned by Union or any Subsidiary. Said Schedule accurately sets forth the name of each lease, nature of ownership, term, acreage, working or overriding royalty interest percentage, net revenue interest, and any pertinent restrictions thereon. Union and its Subsidiaries have defensible title to all the leases described on
Schedule 3.12(a) hereto, all free and clear of liens, easements, and other encumbrances, except as noted on said Schedule 3.12(a) or reflected on Union's Financial Statements or otherwise disclosed in this Agreement. All such leases are in full force and effect and there is no material default or event of default thereunder.

     (b) A list of all personal property included in the assets having a fair market or book value per unit in excess of $10,000 is included on Schedule 3.12(b) and a list of all leases of personal property under which Union or any Subsidiary is a lessee or lessor involving personal property which can not be cancelled on less than 90 days notice or provides for annual payments in excess of $15,000 is included on such Schedule (copies of which have previously been delivered to Panaco). Union and its Subsidiaries have defensible title to all of the personal property set forth on Schedule 3.12(b) and all of the assets reflected in the most recent Union Financial Statements or purported to have been acquired after the date thereof, are free and clear of all liens, other than those liens listed on such Schedule, except for such assets disposed of in the usual and ordinary course of business consistent with past practices. All of such assets are in Union's or its Subsidiaries' possession and control.

     (c) The conduct of the business in the ordinary course is not dependent upon the right to use the property of others, except under valid and binding written agreements identified on Schedule 3.12(a and b) hereto.

     (d) Union or its Subsidiaries own or have irrevocable rights to use and all assets and property necessary for the conduct of their business in the ordinary course.

     Section 3.13 Intangible Properties. Schedule 3.13 hereto contains a list of all intangible properties owned, possessed, used or held by Union and its Subsidiaries. Except for those listed on Schedule 3.13 as being licensed from others (copies of which have previously been delivered to Panaco), Union and its Subsidiaries own the entire right, title and interest in and to all such intangible property. To Union's actual knowledge, all licenses listed on
Schedule 3.13 are in full force and effect and Union and its Subsidiaries are not in default or breach thereof. None of such intangible property is subject to any pending or threatened challenge or infringement. Except as noted on Schedule 3.13, all licenses granted by others which are essential or useful to any part of the business are assignable without consent of or notice to any person, without change in the terms or provisions thereof and without premium. To the Shareholders' and to Union's actual knowledge, Union has not infringed any intangible property of others.

     Section 3.14 Contracts and Commitments.

         (a) To the extent not listed on Schedule 3.7(b), Schedule 3.14(a) hereto lists all material contracts and other agreements to which Union or any Subsidiary is a party or by which it or any of its assets are bound (copies of each of which have been previously delivered to Panaco). To the Shareholders' and to Union's actual knowledge, each material contract (whether disclosed on Schedule 3.7(b) or Schedule 3.14(a) or otherwise) is in full force and effect and embodies the complete understanding between the parties thereto with respect to the subject matter thereof. Except as expressly set forth on Schedule 3.14(a), to the Shareholders' and to Union's actual knowledge there exists no default or claim thereof by any party to any material contract, (ii) there are no facts or conditions which, if continued or noticed, would result in a default under any material contract, (iii) no notice has been received that any person intends to cancel, modify or terminate any material contract, or to exercise or not to exercise any options thereunder, (iv) Union has not given any notice of cancellation, modification or termination of any material contract or of exercise or non-exercise of any options thereunder, and (v) each material contract is a valid and binding agreement enforceable in accordance with its terms.

         (b) Except as set forth on Schedule 3.14(b) hereto, neither Union nor any Subsidiary is a party to any contract for goods or services or any leases with any stockholder, officer, director, employee or agent of Union or any affiliate of any such person, nor are there any loans or advances to any such persons from Union or any Subsidiary which are presently outstanding.

         (c) Neither Union nor any Subsidiary has granted any outstanding power of attorney to any person, firm or corporation for any purpose whatsoever; they are not restricted by agreement from carrying on their business anywhere in the world; no officer, director, shareholder or affiliate thereof has any financial interest, direct or indirect, in any of Union's suppliers or customers, other than a less than one percent interest in an entity traded on a securities exchange.

         (d) For purposes of this Section, the term "material contract" shall specifically include, but shall not be limited to, (i) any agreement with any affiliate of Union; (ii) any contract that requires Union or any of its Subsidiaries to expend more than $20,000 in any year; (iii) any contract that contains an indemnity with respect to environmental and health and safety matters; and (iv) any lease, title retention agreement or security interest affecting any equipment of Union or its Subsidiaries.

     Section 3.15 Insurance. A list of all policies of insurance and bonds of any type presently in force (including without limitation all occurrence based policies which provide coverage for events occurring in any of the five years prior to the date hereof) with respect to the business of Union and its Subsidiaries are set forth on Schedule 3.15 hereto.

     Section 3.16 Tax Returns and Tax Audits.

         (a) Union and its Subsidiaries have filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed. True and correct copies of the 1994 and 1995 federal income tax returns of Union have previously been delivered to Panaco. All such returns and reports as are based on income have been prepared on the same basis as those of previous years. All federal, state, foreign and local income, profits, franchise, sales, use, occupation, property, excise, severance, ad valorem, employment or other taxes of Union and its Subsidiaries, and all interest, penalties, assessments or deficiencies as claimed to be due by any such taxing authority with respect to the foregoing have been fully paid.

         (b) Except as listed on Schedule 3.16, neither Union nor any Subsidiary is a party to any pending action, proceeding or examination, nor is any action or proceeding threatened or known to be contemplated by any governmental authority for assessment or collection of taxes or any other governmental charges, and no claim for assessment or collection of taxes or any other governmental charges has been asserted against Union or any Subsidiary. There have been no reports prepared by any agent of the Internal Revenue Service with respect to any tax matter involving Union or any Subsidiary.

     Section 3.17 Employment Matters. Neither Union nor any Subsidiary has received any written notice that it is not in compliance with all material applicable laws, rules and regulations (federal, state, local or otherwise) relating to employment and labor management relations, including those relating to wages and the payment thereof, conditions of employment, hours, collective bargaining, and the payment and withholding of taxes, and the regulations under all the above, including state laws and regulations . Schedule 3.17 hereto lists each employment contract and each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment other than normal policies concerning holidays, vacations and salary continuation during short absences for illnesses or other reasons maintained by Union and its Subsidiaries, copies of which have been delivered to Panaco. Neither Union nor any Subsidiary has received any written notice that it is not in compliance with all such employee benefit plans and the terms of any plan documents.

     Section 3.18 Reservoir Engineering Reports. The information supplied by Union for the preparation of the reservoir engineering report delivered to Panaco was true and accurate in all material respects.

     Section 3.19 Bank  Accounts and Signing  Authority.  Except as set forth on
Schedule 3.19 hereto, Union and its Subsidiaries have no account or safe deposit box in any bank or other financial institution and no person has any power, whether singly or jointly, to sign any checks on behalf to Union or any Subsidiary to withdraw any money or other property from any bank, brokerage or other account of Union or any Subsidiary.
Schedule 3.19 also sets forth the name of all persons authorized to borrow money or sign notes on behalf of Union or its Subsidiaries.

     Section 3.20 Environmental Matters. To the best of the Shareholders' and Union's actual knowledge and except as disclosed in Schedule 3.20 or except as would result in liability to Union and its Subsidiaries not exceeding $100,000 in the aggregate: (i) Union and its Subsidiaries have obtained or caused to have been obtained all permits, licenses and authorizations required under federal, state and local laws with respect to pollution or protection of the environment required for their business, including laws related to actual or threatened releases, emissions or discharges of pollutants, contaminants or hazardous substances or other toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants or hazardous substances or other toxic materials or wasters, including with limitation, the Oil Pollution Act of 1990 ("Environmental Laws"), and all such permits, licenses, and other authorizations are currently in full force and effect; (ii) Union and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and all terms and conditions of such permits, licenses and authorizations; and (iii) there has been no release, and no threat of a release in violation of any Environmental Law arising from, based upon, associated with, or related to Union's and each Subsidiary's use, ownership, or operation of their properties and such use and operation by any predecessors in title, except for matters that have been remedied and that have had no, and have no continuing, material adverse effect upon their assets.

         Except as disclosed in Schedule 3.20, neither Union nor any Shareholder is aware of or has received a written notice of a claim, or an alleged claim (collectively, "Environmental Claims") that (i) Union or any Subsidiary has violated, or is about to violate, any Environmental Law; (ii) there has been a release, or there is a threat of a release, in violation of any Environmental Law on, to, or from any of their properties for which they are or may be liable to any third party for injury to or death of any person, persons, or other living things, or damage to or loss or destruction of property; (iii) Union or any Subsidiary may be or is liable, in whole or in part, for the presence, handling, management, storage, transportation, processing, treatment, disposal, release, threatened release, migration or escape of any pollutant, waste, contaminant, or hazardous, extremely hazardous, or toxic material, substance, chemical or waste identified, defined or regulated as such under any Environmental Law (including, without limitation, all costs arising under any theory of recovery, in law or at equity), whether based on negligence, strict liability, or otherwise, including, without limitation the costs of cleaning up, remediating, removing or responding to a release or a threat of a release in violation of any Environmental Law or for personal injury, property damage costs or other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations (including interest paid or accrued, attorneys' fees and court costs relating thereto); or (iv) the properties of Union or any Subsidiary are subject to a lien in favor of any governmental entity for any liability, costs, or damages under any Environmental Laws arising from, or any costs incurred by such governmental entity in response to, a release in violation of any Environmental Law. Neither Union nor any Shareholder is otherwise aware of any facts, conditions or circumstances that could reasonably be expected to give rise to any Environmental Claim or any claim or assertion that Union, any Subsidiary, or their properties or the ownership or operation thereof is not in compliance with Environmental Laws or the terms or conditions of any of the permits, licenses and other authorizations, except for claims that would not reasonably exceed the sum of $100,000 per occurrence in liability.

     Section  3.21   Bankruptcy.   There  are  no   bankruptcy,   insolvency  or
reorganization proceedings pending, being contemplated by or, to their best knowledge, threatened against Union or any Subsidiary.

     Section 3.22 Disclosure. None of Union Financial Statements, or any representation or warranty or other provision contained herein, or in any document, report, schedule or certificate delivered or to be delivered to Panaco in connection with this Agreement or the transactions contemplated hereby, contains or will contain any untrue statement of a fact or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. Disclosure of any document or state of facts in any Schedule delivered to Panaco pursuant to this Agreement shall be deemed disclosure of such document or state of facts in any other Schedule where the same disclosure may be deemed to be required; provided, however, that this provision shall in no way limit the Shareholders' or Union's responsibility to provide true and non misleading disclosure.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders hereby represent and warrant to Panaco as follows:

         Section 4.1 Authorization. The Shareholders have and will have at the Closing Date all requisite power and authority to execute and deliver this Agreement and to carry out and perform their obligations under the terms of this Agreement. All action on the part of Union and its Shareholders necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken. This Agreement is the valid and binding obligation of the Shareholders and Union, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity.

         Section 4.2 The Shares. The Shareholders have good and marketable title to the Shares and have the absolute right to sell, assign and transfer same to Panaco, free and clear of all liens, pledges and encumbrances of any kind.

         Section 4.3 Investment Intent. In receiving Panaco's Stock as a portion of the consideration hereunder, the Shareholders represent to Panaco that they are acting for their own account, for the purpose of investment, and not with a view to the distribution or re-sale of any of the common stock of Panaco. The Shareholders are experienced in evaluating oil and gas companies such as Panaco and have the knowledge necessary to evaluate the merits and risks of an investment in Panaco. Each Shareholder is an "accredited investor" pursuant to the definition set forth in Rule 501(a) promulgated under the Securities Act of 1933. The Shareholders have had the opportunity to ask questions, review publicly available information and to inquire further of Panaco regarding all other matters deemed necessary.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PANACO

         Panaco hereby represents and warrants to Union and the Shareholders as follows:

         Section 5.1 Organization and Standing. Panaco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Panaco has full power and authority to own and operate its assets and to carry on its business as presently conducted and as proposed to be conducted.

         Section 5.2 Authorization. The execution, delivery and performance of this Agreement by Panaco does not and will not conflict with, breach, violate or cause a default under any contract, agreement or instrument to which such Panaco is a party or by which its assets are bound or violate any law, statute, rule or regulation applicable to such Panaco. This Agreement when executed and delivered by Panaco will constitute a valid and legally binding obligation of Panaco, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity. All action on the part of Panaco necessary in the authorization, execution, delivery and performance of this Agreement has been taken.

         Section 5.3 Panaco's Stock. Panaco's Stock to be received by the Shareholders will be, when delivered, validly issued and outstanding, fully paid and non-assessable, and free and clear of all liens, pledges and encumbrances of any kind, except for the restrictions on transfer set forth in Section 1.4 above.

         Section 5.4       Reports.

         (a) Panaco has made available to the Shareholders true and complete copies of (a) all annual, quarterly and other reports (the "Reports") and all definitive proxy solicitation materials filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 since December 31, 1995, and (b) its Prospectus pertaining to its most recent registered public offering of common stock dated February 14, 1997, together with all amendments and supplements thereto. As of the respective dates of the Reports and the Prospectus, the same did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1995, Panaco has filed with the SEC all material reports, registration statements and other material filings required to be filed with the Securities and Exchange Commission under its rules and regulations.

         (b) The financial statements (including any related notes or schedules) included in the Annual Reports on Form 10-K under the 1934 Act of Panaco for the fiscal years ended December 31, 1995 and 1996 (the "Panaco Financial Statements") filed with the SEC comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present the consolidated financial position of Panaco as of December 31, 1995 and 1996

(the "Panaco Balance Sheet Date") and the results of its operations, cash flows and stockholders' equity for each of the two years in the two-year period ended December 31, 1995 and 1996 respectively.

         (c)  Panaco  has  made  available  to the  Shareholders  copies  of all
Schedule 13D filings in its possession received during the six months prior to the Closing Date with respect to the common stock of Panaco.

         (d) Panaco has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except (i) those which are accrued or otherwise fully reflected in Panaco Financial Statements of (ii) those incurred in the ordinary course of business since Panaco Balance Sheet Date.

         Section 5.5 Investment Intent. In acquiring Union and its Subsidiaries by merger hereunder, Panaco represents that it is acting for its own account, for the purpose of investment, and not with a view to the distribution or re-sale of any securities acquired hereby. Panaco is an "accredited investor" pursuant to the definition set forth in Rule 501(a) promulgated under the Securities Act of 1933.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     Section 6.1 Conditions to Panaco's Obligations. The obligations of Panaco are subject to the fulfillment of the following conditions as of the Closing Date, the waiver of which shall not be effective against Panaco unless Panaco consents in writing thereto.

     (a) The representations and warranties made in Articles III and IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date.

     (b) The Shareholders shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing, and there shall have been no material adverse change in the properties or financial condition of Union and its Subsidiaries.

     (c) Union shall deliver to Panaco an opinion of outside counsel in the form attached hereto as Exhibit 6.1(c).

     Section 6.2 Conditions to the Shareholders' and Union's Obligations. The obligations of the Shareholders and Union are subject to the fulfillment of the following conditions as of the Closing Date, the waiver of which shall not be effective against the Shareholders and Union unless the Shareholders consent in writing thereto.

         (a) The representations and warranties made in Article V hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date.

         (b) Panaco shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing, and there shall have been no material adverse change in the properties or financial condition of Panaco.

     Section 6.3 Conditions to Obligations of Each Party. The obligations of each party are subject to the fulfillment of the following conditions as of the Closing Date:

         (a) No suit, action or other proceedings shall be pending before any court or governmental commission, board or agency in which it is sought by a person or entity other than the parties hereto or any of their affiliates, officers or directors, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated herein, nor shall their be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit the consummation of this Agreement or the transactions contemplated herein.

         (b) All consents and approvals, if any, whether required contractually or by applicable federal, state, or local law, or otherwise necessary for the execution, delivery and performance of this Agreement, shall have been obtained by the Closing Date and shall not have been withdrawn or revoked.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Access to Properties and Records. From and after the date of this Agreement, Union and the Shareholders shall cause Union and its Subsidiaries to afford to Panaco, its officers, attorneys, accountants, engineers and other authorized representatives, free and full access to the offices, properties, books, records, contracts, documents and records of Union and its Subsidiaries in order that Panaco may have full opportunity to make whatever investigation it shall desire of the affairs of Union and its Subsidiaries.

         Section 7.2 Governing Law. Except as may be expressly set forth in this Agreement, this Agreement shall be governed in all respects by the internal laws of the State of Texas (without giving effect to conflicts of laws principles). The parties agree that venue for any action arising out of this Agreement shall be proper in Houston, Harris County, Texas.

         Section 7.3 Survival. The representations, warranties, covenants and agreements made herein (except for the covenants set forth in Section 2.4 and Panaco's obligations to pay the Acquisition Price) shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby, but only for a period of thirteen (13) calendar months from the

Closing Date or until a Change in Control, whichever occurs first, at which time all such representations, warranties, covenants and agreements shall (subject to the above exceptions) terminate and be of no further force and effect. In any dispute between the parties, the prevailing party shall be entitled to reimbursement of attorney's fees.

         Section 7.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 7.5 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         Section 7.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by U.S. mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Panaco, at Panaco's address set forth on the relevant execution page of this Agreement, or at such other address as such Panaco shall have furnished to Union in writing, or (b) if to Union or Union, at the address set forth on the relevant execution page of this Agreement, or at such other address as Union shall have furnished to Panaco in writing.

         Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument. Closing may take place by facsimile transmission, subject to delivery of an original executed copy to each other party.

         Section 7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 7.9 Confidentiality. Panaco agrees to use reasonable precautions to keep confidential, in accordance with its customary practices with respect to its own confidential information, any non-public information supplied to it by or on behalf of Union pursuant to this Agreement which is known by such Panaco, or designated in writing by Union, to be confidential or a trade secret or proprietary information of any corporation; provided that nothing herein will limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for Panaco, or (c) to Panaco's auditors or accountants. Union and the Shareholders agree to maintain the strictest confidentiality with respect to this Agreement and the sale and purchase contemplated hereby until Panaco has made a public announcement regarding same.

         Section 7.10 Expenses Union and Panaco shall each bear their own expenses and legal and accounting fees incurred on their respective behalf with respect to the negotiation, execution and performance of this Agreement.

         Section 7.11 No Brokers. Other than the fee payable to First Union Capital Market Corporation ("First Union"), the parties hereto have not retained any brokers, agents or finders. Each party agrees to indemnify and hold the other harmless from and against any Claims or with respect to any commissions, finders fee or other remuneration due to any broker, agent or finder claiming by, through or under such party.

         Section 7.12 Further Assurances. From and after Closing, at the request of Panaco, but without further consideration, Union and the Shareholders will do, execute, acknowledge, and deliver all such other acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to consummate and effectuate the Merger.

         Section 7.13 Goldking Name. Upon a Change in Control of Panaco within two years of the closing, then Shareholders shall have the right and option to acquire for $1.00, at any time thereafter, the logo, trade name, and trademark of "Goldking" and all goodwill and general intangibles associated with the name "Goldking."

         Section 7.14 Shareholders' Knowledge and Liabilities. For purposes of this Agreement, the phrase "to the Shareholders' actual knowledge" shall mean and refer to the knowledge of any individual Shareholder, whether or not the other Shareholder has knowledge of such matter. In connection with all other references to liabilities or obligations of the Shareholders, such liabilities and obligations shall be several and not joint and several.

         Section 7.15 Breach of Agreement. In the event of a breach of the Agreement by Union, Goldking or the Shareholders (the "Merging Parties"), Panaco agrees that the Merging Parties shall have no liability to Panaco until such time as the aggregate amount of such liabilities incurred by Panaco as a result of such breach equals $100,000 and then only to the extent of the amount in excess of $100,000. In no event shall the Merging Parties' liability for all breach in the aggregate, exceed the Acquisition Price.

         Section 7.16 Prior Agreement. This Restated Merger Agreement supercedes and replaces in its entirety that certain Merger Agreement entered into as of July 1, 1997 by and between the parties hereto. Said prior Merger Agreement shall be null and void and of no further force or effect.

         Section 7.17 Tax-Free Reorganization. As a separate covenant which shall survive Closing hereunder, each Shareholder agrees that such Shareholder will not sell, exchange or otherwise dispose of the Panaco Stock received as Merger Consideration hereunder by such Shareholder, which disposition would disqualify the transaction as a tax-free reorganization. The survival of this covenant shall not be limited by Section 7.3 above.

         IN WITNESS WHEREOF, the undersigned have caused this Restated Merger Agreement to be duly executed this 30th day of July, 1997.




                                                  PANACO, INC.
Notice Address:

1050 West Blue Ridge Blvd                         By:
Kansas City, MO 64145-1216                        Name:  H. James Maxwell
                                                  Title: President




                            THE UNION COMPANIES, INC.
Notice Address:

1221 McKinney, Suite 1800                         By:
Houston, TX 77010                                 Name:  Mark C. Licata
                                                  Title: President




                                                  SHAREHOLDERS:



                            LEONARD C. TALLERINE, JR.



                                                  MARK C. LICATA

                      Stock Purchase Exhibits and Schedules


         Schedule 2.4               Major Property Interests
         Schedule 3.7(b)            Liabilities and Obligations
         Schedule 3.8               Subsequent Events
         Schedule 3.10              Required Consents
         Schedule 3.11              Litigation
         Schedule 3.12(a)           Leases
         Schedule 3.12(b)           Personal Property
         Schedule 3.13              Intangible Properties
         Schedule 3.14(a)           Material Contracts
         Schedule 3.14(b)           Interested Party Transactions
         Schedule 3.15              Insurance
         Schedule 3.16              Tax Proceedings
         Schedule 3.17              Employment Contracts and Plans
         Schedule 3.19              Bank Accounts and Signing Authority
         Schedule 3.20              Environmental Matters
         Exhibit 6.1(c)             Opinion of Counsel

                         Report of Independent Auditors

Board of Directors
Goldking Companies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Goldking Companies, Inc. and Subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Goldking Companies, Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Ernst & Young LLP
September 2, 1997




                                      Goldking Companies, Inc. & Subsidiaries
                                            Consolidated Balance Sheets


                                                                                  December 31,
                                                                         1996                      1995
                                                              -----------------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         896,000         $         193,000
   Restricted cash                                                       1,358,000                   802,000
   Short-term investments                                                   72,000                    72,000
   Accounts receivable, net                                              4,193,000                 3,142,000
   Advances to affiliates, officers, and shareholders                    1,486,000                   924,000
   Prepaid expenses and other                                               27,000                         -
                                                              -----------------------------------------------------
Total current assets                                                     8,032,000                 5,133,000

Property and equipment:
   Oil and gas properties, full-cost method                             23,683,000                17,718,000
   Pipeline and ROW                                                      1,682,000                 1,681,000
   Other property                                                        1,104,000                 1,097,000
                                                              -----------------------------------------------------
                                                                        26,469,000                20,496,000

   Accumulated depreciation, depletion, and amortization
      (Note 9)                                                         (12,097,000)               (9,852,000)
                                                              -----------------------------------------------------
                                                                        14,372,000                10,644,000

Other assets:
   Organization,   deferred  and  other  costs  (Note  7),  net  of  accumulated amortization  of  $144,000  and  $39,000 at  December  31,  1996 and 1995,
      respectively
                                                                         1,106,000                   953,000
                                                              -----------------------------------------------------
Total other assets                                                       1,106,000                   953,000
                                                              -----------------------------------------------------
Total assets                                                     $      23,510,000         $      16,730,000
                                                              -----------------------------------------------------



                                                                                  December 31,
                                                                         1996                       1995
                                                              ------------------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,491,000         $       2,876,000
   Oil and gas distributions payable                                     2,810,000                 2,484,000
   Current maturities of long-term debt (Note 3)                         1,243,000                 1,342,000
   Accrued interest                                                        228,000                   226,000
   Advances from joint-interest participants                               502,000                    44,000
   Accrued and other liabilities                                           119,000                   403,000
                                                              ------------------------------------------------------
Total current liabilities                                                8,393,000                 7,375,000

Contingent liabilities (Note 6)                                            713,000                   235,000
Long-term debt, net of discount of $786,000 and $929,000 at
   December 31, 1996 and 1995, respectively (Note 3)
                                                                        11,639,000                 7,961,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                         -
   Additional paid-in capital                                            1,753,000                 1,753,000
   Retained earnings (deficit)                                           1,012,000                  (594,000)
                                                              ------------------------------------------------------
Total stockholders' equity                                               2,765,000                 1,159,000






                                                              ======================================================
Total liabilities and stockholders' equity                       $      23,510,000         $      16,730,000
                                                              ======================================================




                                              See accompanying notes.





                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statement of Operations


                                                                        Year Ended December 31,

                                                                       1996                  1995
                                                              ---------------------------------------------
Revenues:
   Oil and gas revenues                                            $   7,637,000       $     4,268,000
   Interest income                                                        42,000                41,000
   Gain on asset sales                                                   430,000                10,000
   Miscellaneous                                                         549,000                49,000
                                                              ---------------------------------------------
Total revenues                                                         8,658,000             4,368,000

Costs and expenses:
   Lease operating expense                                             1,869,000             2,097,000
   Taxes                                                                 669,000               491,000
   Depreciation, depletion, and amortization                           2,245,000             2,453,000
   General and administrative expense                                    813,000               741,000
   Interest and amortization of debt discount                          1,456,000               818,000
                                                              ---------------------------------------------
Total costs and expenses                                               7,052,000             6,600,000
                                                              =============================================
Net income (loss)                                                  $   1,606,000       $    (2,232,000)
                                                              =============================================





                                              See accompanying notes.





                     Goldking Companies, Inc. & Subsidiaries
                 Consoidated Statements of Stockholders' Equity

                                                                              Additional Paid-In
                                             Common Stock   Retained Earnings       Capital
                                                                                                       Total
                                           -------------------------------------------------------------------------

Balance at January 1, 1995                       $   -        $     1,638,000 $     1,753,000      $     3,391,000
      Net loss - 1995                                -             (2,232,000)          -               (2,232,000)
                                           -------------------------------------------------------------------------
Balance at December 31, 1995                         -               (594,000)       1,753,000           1,159,000
      Net income - 1996                              -              1,606,000           -                1,606,000
                                           -------------------------------------------------------------------------
                                           =========================================================================
Balance December 31, 1996                        $   -        $     1,012,000 $     1,753,000      $     2,765,000
                                           =========================================================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statements of Cash Flows



                                                                         Year ended December 31
                                                                       1996                  1995
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $     1,606,000       $    (2,232,000)
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Amortization of debt discount and deferred costs
                                                                         247,000               110,000
      Depreciation, depletion, and amortization                        2,245,000             2,453,000
      Interest expense included as debt principal                        283,000               259,000
      Gain on asset sales                                               (430,000)              (10,000)
      Changes in operating assets and liabilities:
         Restricted cash                                                (556,000)             (802,000)
         Accounts receivable                                          (1,051,000)           (1,430,000)
         Due from affiliates, net                                       (562,000)             (235,000)
         Prepaid costs                                                   (27,000)              236,000
         Other assets                                                   (258,000)             (314,000)
         Accounts payable                                                615,000              (642,000)
         Oil and gas distributions payable                               326,000             1,776,000
         Accrued and other liabilities                                  (282,000)              452,000
         Advances from joint-interest participants                       458,000              (179,000)
         Contingent liabilities                                          478,000               235,000
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    3,092,000              (323,000)

Investing activities
Proceeds from sale of property and equipment                             550,000             2,865,000
Investments in property, plant, and equipment, net                    (6,093,000)          (10,249,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (5,543,000)           (7,384,000)

Financing activities
Proceeds from long-term borrowings                                     4,629,000             8,903,000
Payments on long-term borrowings                                      (1,475,000)             (876,000)
Financing costs                                                                -              (172,000)
                                                              ---------------------------------------------
Net cash provided by financing activities                              3,154,000             7,855,000
                                                              ---------------------------------------------
Net increase in cash and cash equivalents                                703,000               148,000
Cash and cash equivalents at beginning of year                           193,000                45,000
                                                              =============================================
Cash and cash equivalents at end of year                         $       896,000       $       193,000
                                                              =============================================

                                              See accompanying notes.


                    Goldking Companies, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


                                December 31, 1996


1. Organization and Summary of Significant Accounting Policies

Organization

Goldking Companies, Inc. and Subsidiaries, a Delaware corporation, was formed on October 31, 1996 as a wholly owned subsidiary of The Union Companies, Inc. ("TUCI"), and as the direct parent of Goldking Oil & Gas Corp. ("GKOG"), a Texas corporation; Goldking Production Company ("GKPC"), a Texas corporation; and Hill Transportation Co., Inc. ("HTC"), a Louisiana corporation. Goldking Trinity Bay Corp. ("GKTB"), a Texas corporation, is a wholly owned subsidiary of GKOG and Umbrella Point Gathering Co., LLC ("UPGC"), a Texas limited liability corporation, is a wholly owned subsidiary of HTC.

GKOG was formed on June 18, 1990 initially under the name of Union Associates, Inc. The company became a wholly owned subsidiary of TUCI on May 15, 1992. GKTB was formed on May 25, 1995 to acquire certain oil and gas properties in Trinity Bay, Galveston County, Texas. GKPC was formed on January 31, 1992 as a contract operator of oil and gas wells on the Gulf Coast and adjoining states. HTC was formed on February 24, 1978 and owns and operates a 13-mile-long gas pipeline in Louisiana. UPGC was formed on January 25, 1996 as a subsidiary of HTC to assist in the buying and selling of pipelines, and has a duration of 30 years from the date of formation.

Goldking Companies, Inc. and Subsidiaries (the "Companies") are independent energy companies primarily engaged in the acquisition, exploration, development, and production of crude oil and natural gas.

The formation of the Companies has been treated as a pooling of interest as of January 1, 1995. On the formation date, Goldking Companies, Inc., exchanged with TUCI 10,000 shares, $0.001 par value, of common stock for 100% of the outstanding common stock of GKPC, GKOG, and HTC.

The consolidated financial statements include the accounts of the Companies, and all significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Short-Term Investments

As of December 31, 1996, short-term investments consisted of various equity securities at cost, which approximates fair market values.

Oil and Gas Properties

The Companies utilize the full-cost method to account for investments in oil and gas properties. Under this method, all direct costs associated with the acquisition, development, and exploration for oil and gas properties are capitalized. Included in capitalized costs for the years ended December 31, 1996 and 1995, are internal costs that are directly identified with acquisition, exploration, and development activities. Oil and gas properties, and estimated future development and abandonment costs are depleted using the units-of-production method based on the ratio of current production to estimated proved oil and gas reserves, as prepared by independent petroleum consultants. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation, until it is determined whether or not impairment has occurred. As of December 31, 1996 and 1995, there were no such exclusions from the amortization computations.

Nominal dispositions of oil and gas properties are recorded as adjustments to capitalized costs, with no gain or loss recognized unless such adjustments would alter significantly the relationship between capitalized costs and proved reserves of oil and gas.

To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion, and amortization, exceed the after-tax discounted future net revenues of proved oil and gas reserves, such excess capitalized costs would be charged to operations. No such write-down in book value was required at December 31, 1996 and 1995.

Administrative Overhead Reimbursement

The Companies, as operator of drilling and/or producing properties, was reimbursed by the nonoperators for administration, supervision, office services, and warehousing costs on an annually adjusted fixed rate basis per well, per month. These charges are applied as a reduction of general and administrative expenses for purposes of the statements of operations.

Other Property

Other property and equipment are recorded at cost and are depreciated over an estimated useful life of five years, using the straight-line method.

Production Imbalances

The Companies follow the sales method of accounting for natural gas revenues. Under this method, revenues are recognized based on actual volumes of gas sold to purchasers. The volumes of gas sold, however, may differ from the volumes to which the Companies are entitled because joint interest owners may take more or less than their ownership interest of natural gas volumes. Imbalances are monitored to minimize significant imbalances, and such imbalances were not significant at December 31, 1996 and 1995.

Revenues

The Companies recognize crude oil and natural gas revenues from their interests in producing wells, as crude oil and natural gas is sold from those wells. Revenue from the processing and gathering of natural gas is recognized in the period the service is performed.

Income Taxes

The Companies file federal income tax returns on a consolidated basis with their parent and other members of their affiliated group. For financial statement purposes, income taxes are provided as though the Companies file separate income tax returns; however, those companies incurring losses or credits are allocated the tax benefit based on TUCI's ability to utilize such losses or credits.

The Companies account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, and to the disclosure of contingent assets and liabilities, to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. Income Taxes

No income tax provision was recorded for the year ended December 31, 1996 primarily due to recognizing the benefits of operating loss carryforwards of approximately $587,000.


Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                        December 31
Gross deferred tax assets:                        1996              1995
                                            ------------------------------------

   Depreciation, depletion, and amortization  $     1,998,000  $     1,799,000
   Net operating loss carryforwards                 1,638,000        1,229,000
   Other                                               20,000            1,000
                                            ------------------------------------
Gross deferred tax assets                           3,656,000        3,029,000
Valuation allowance                                (1,341,000)      (1,499,000)
                                            ------------------------------------
Net deferred tax assets                             2,315,000        1,530,000

Gross deferred tax liabilities:
   Intangible drilling costs                       (2,315,000)      (1,530,000)
                                            ====================================
Net deferred tax liabilities                  $             -  $             -
                                            ====================================


At December 31, 1996, the Company had $4,550,000 of net operating losses which will be carried forward and will expire between 2007 and 2010.

The Companies have a valuation allowance because the Companies believe that some of the deferred tax assets may not be realizable.

3. Debt

On January 9, 1996, GKOG entered into a reserve-based $10 million revolving line of credit agreement with a bank (the "Line of Credit"), which is secured by GKOG's oil and gas properties. This agreement replaces an existing revolving line of credit. The amount available to be drawn under the Line of Credit is determined by a borrowing-base calculation which is redetermined periodically by the bank. The Line of Credit matures January 9, 1999 and bears interest at prime plus 0.75% (9% at December 31, 1996). At December 31, 1996, the outstanding amount advanced on the Line of Credit was $2,656,000.

GKTB entered into a loan agreement (the "Loan") in 1995 with a lending institution in the amount of $8,772,000 secured by GKTB's properties in Trinity Bay. Collateralized net book value at December 31, 1996 and 1995 was $8,044,000 and $6,353,000, respectively. The Loan requires quarterly principal and interest payments beginning January 1, 1996 for a period of nine years with a subsequent balloon payment. In addition to the scheduled principal payments, commencing January 1, 1996, the Loan also requires a contingent principal payment equal to a percentage of the net cash flow (as defined) for the immediately preceding quarter. At December 31, 1996, the outstanding Loan balance was $7,288,000 and $5,980,000, respectively. The Loan also provides for an additional payment to the lender in the amount of $1,000,000, which serves as a discount and is being amortized into interest expense over the term of the Loan agreement. The additional amount is to be repaid quarterly beginning January 1, 1996 based on percentages of the net cash flow for the immediately preceding quarter. All payments for the additional amount will be applied first to the interest on the additional amount and then to the principal balance. Interest not paid when due will be added to the principal balance of the additional amount. GKTB's portion of oil and gas sales proceeds from the Trinity Bay properties is held in a restricted cash account by the lending institution for payment of principal and interest. Interest rates at December 31, 1996 and 1995 were 10.73% and 10.82%, respectively. The Loan agreement contains, among other things, provisions for the maintenance of certain financial ratios and covenants. GKTB incurred financing costs in connection with the Loan of $172,000, which are being amortized over the term of the Loan. These financing costs (net of amortization) are included in deferred costs.

During 1995, GKOG entered into an agreement with Tenneco Ventures, Inc. ("Tenneco"), pursuant to which Tenneco purchased from GKOG a Term Overriding Royalty Interest in certain properties (the "Term Override"). The proceeds of the Tenneco funding were used by GKOG to finance the drilling and completion of certain unproved properties, the construction of a pipeline, and for drilling other specified unproved prospects. The Term Override terminates when Tenneco has received proceeds from the Term Override equal to the amount advanced by Tenneco for the purchase of the Term Override plus an annualized internal rate of return. During 1995, the internal rate of return per the agreement was 25%. During 1996, the agreement was renegotiated to state an internal rate of return of 18% retroactively to day one of the agreement. Current year balances have been adjusted to reflect the change in rates. At December 31, 1996 and 1995, $2,633,000 and $2,035,000, respectively, were outstanding and reflected as long-term debt.

3. Debt (continued)

Based on third-party reserve estimates at December 31, 1996, the future revenue attributable to the Term Override will not be sufficient to pay the 18% rate of return necessary to terminate the Term Override as described above. There is no recourse to the Companies if the proceeds from the Term Override are insufficient to pay the 18% rate of return. The difference between the 18% rate of return and the amounts paid to Tenneco from the Term Override since September 1996 was $100,000 and is not reflected in the balance sheets of the Companies. If future revenues are insufficient to allow payment of the principal balance, reductions to the liability will be applied against the full cost pool. Accrued interest prior to September 1996 was added to the outstanding principal balance.

Interest paid on outstanding debt during 1996 and 1995 was $1,244,000 and $301,000, respectively.

Scheduled debt maturities for the next five years and thereafter are as follows:

               1997                                     $     1,243,000
               1998                                           1,146,000
               1999                                           1,003,000
               2000                                             955,000
               2001                                             955,000
               Thereafter                                     8,366,000
                                                      ------------------
               Total                                         13,668,000
               Less discount                                    786,000
                                                      ==================
               Net                                      $    12,882,000
                                                      ==================

4. Related Party Transactions

Advances to affiliates are incurred by the Companies in the ordinary course of business, and include $693,000 and $295,000 advanced to officers of the Company as of December 31, 1996 and 1995, respectively. Such balances have no terms related to settlement and do not bear interest. The respective parties' intent for settlement has been used as a basis for classifying such balances in the financial statements.

During 1996 and 1995, $21,000 and $2,000, respectively, of legal fees were incurred by the Companies for services performed by Looper, Reed, Mark & McGraw, Incorporated, a law firm in which the president of the Companies was associated.

5. Noncash Transactions

During 1995, a debt agreement was entered into which requires a $1,000,000 payment in addition to the actual borrowed amount. The amount, reflected as a discount to debt, is being amortized over the anticipated life of the agreement. During 1996 and 1995, interest expense of $283,000 and $259,000, respectively, was included as principal on outstanding debt balances.

6. Commitments and Contingencies

Litigation

From time to time, the Companies are involved in litigation relating to claims arising out of their operations in the normal course of business. At December 31, 1996 and 1995, the Companies were not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Companies' financial statements.

Contingent Liabilities

The Companies are involved in disputes with several oil companies, acting in their capacities as the operators of wells in which GKOG owns an interest. Management believes the operators have made a number of excessive charges in connection with operating the wells, and the Companies are on record as opposing those charges and being unwilling to pay them. Pending further negotiations, these amounts, totaling $713,000 and $235,000 as of December 31, 1996 and 1995, respectively, have been reclassified from current accounts payable to contingent liabilities.

Concentration of Credit Risk

Financial instruments which potentially expose the Companies to credit risk consist principally of trade receivables and crude oil and natural gas price swap agreements. Accounts receivable are generally from companies with significant oil and gas marketing activities which would be impacted by conditions or occurrences affecting that industry (see Note 7).

Leases

For the years ended December 31, 1996 and 1995, the Companies incurred rent expense of approximately $132,000 and $126,000, respectively. Future minimum rental payments are as follows at December 31, 1996:

               1997                                 $    128,000
               1998                                 $     39,000
               1999                                 $     10,000
               2000                                 $     10,000
               2001                                 $      4,000
               Thereafter                           $          -

7. Financial Derivatives

The  Companies  have  only  limited   involvement   with  derivative   financial
instruments and do not use them for trading purposes. They are used to manage well-defined price risks.

During 1996 and 1995, GKTB entered into a crude oil price swap and oil and gas put options with third parties. These instruments hedge against potential fluctuations in future prices for GKTB's anticipated production volumes based on current engineering estimates. The instruments qualify as hedges; therefore, any gain and losses will be recorded when related oil or gas production has been delivered. The cost of entering into the instruments has been recorded as a deferred cost on the balance sheets and is being amortized over the life of the instruments. At December 31, 1996 and 1995, the unamortized deferred cost is $459,000 and $263,000, respectively, which is being amortized to revenues on a straight-line basis over the terms of the related contracts.

At December 31, 1996, the crude oil swap agreement was for 110,194 barrels at $17.12 from January 1, 1997 through December 31, 2000. Gas put options were for an aggregate 529,425 MMBtu at $1.87 from January 1, 1997 through December 31, 2000. Oil put options were for an aggregate 55,112 barrels at $17.62 from January 1, 1997 through December 31, 2000.

At December 31, 1995, the crude oil swap agreement was for 148,000 barrels at $17.12 from August 1995 through December 2000. Gas put options were for an aggregate 730,000 MMBtu at $1.87 from August 1995 through December 2000. Oil put options were for an aggregate 74,000 barrels at $17.62 from August 1995 through December 2000.

If a mark-to-market adjustment were recorded at December 31, 1996, these derivative contracts would result in a net loss of $600,000. However, GKTB intends to maintain these options through their maturity as long-term hedges of crude oil and natural gas price risk from producing activities. Therefore, the losses implied by the mark-to-market calculation have not been recognized.

Oil and gas revenues were decreased by $266,000 in 1996 and increased by $12,000 in 1995 as a result of such hedging activity.

8. Determination of Fair Values of Financial Instruments

Fair value for cash, accounts receivables, investments, payables, and long-term debt approximates carrying value. The fair market values of advances to affiliates, officers, and stockholders, and notes receivable, affiliates are not practicable to determine.

9. Accumulated Depreciation, Depletion, and Amortization

The balances relating to accumulated depreciation, depletion, and amortization ("DD&A") as of December 31, 1996 and 1995 have changed subsequent to our audit report issued April 9, 1997. Upon auditing the 1995 amount, which was unaudited in the April 9, 1997 report. DD&A expense for 1995 was increased $1,121,000 and accumulated DD&A was increased from $8,731,000 to $9,852,000 as of December 31, 1996. Accumulated DD&A increased from $10,976,000 to $12,097,000 as of December 31, 1996, as a result of this change.

10.   Major Customers

The Companies sell their production under contracts with various purchasers, with certain domestic purchasers accounting for sales of 10% or more per year as follows:

                  1996                                          25%, 18%, 16%
                  1995                                          38%

11. Subsequent Event

On July 31, 1997, Goldking was acquired by Panaco, Inc.

            Supplemental Information - Disclosures About Oil and Gas
                        Producing Activities - Unaudited


The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards ("SFAS") No. 69, Disclosure About Oil and Gas Activities.

The following estimates of reserve quantities and related standardized measure of discounted future net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Companies' reserves. The Companies emphasize that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Additionally, the prices of oil and gas have been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and the changes may be significant. All of the Companies' proved reserves are located in the United States.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

The Company has not filed any reserve estimates with any federal authorities or agencies.



                                       Proved Oil and Gas Reserve Quantities

                                                    Oil               Gas
                                                  reserves         reserves
                                                  (bbls.)            (Mcf)
                                              ----------------- ----------------

Balance December 31, 1994                          1,103,817         8,554,300
Revisions of previous estimates                      312,639         1,464,600
Purchases of reserves in place                       195,209         1,372,000
Sales of reserves in place                          (232,300)         (655,500)
Extensions, discoveries, and other additions         139,704         1,834,900
Production                                          (207,778)       (1,342,300)
                                              ----------------- ----------------
Balance December 31, 1995                          1,311,291        11,228,000
Revisions of previous estimates                      111,277           514,300
Purchases of reserves in place                       787,600         2,178,700
Sales of reserves in place                                 -                 -
Extensions, discoveries, and other additions         143,900         6,349,000
Production                                          (144,938)       (1,619,100)
                                              ================= ================
Balance December 31, 1996                          2,209,130        18,650,900
                                              ================= ================

Proved developed reserves:
   December 31, 1994                               1,066,822         7,444,200
   December 31, 1995                               1,010,644         9,668,100
   December 31, 1996                               1,396,569        11,741,700



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                                  Therein Relating to Proved Oil and Gas Reserves


                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Future cash inflows                                                 $    105,553,000      $     53,072,000
Future production and development costs                                  (44,132,000)          (20,812,000)
Future income tax expenses                                               (16,303,000)           (7,545,000)
                                                                   --------------------- ---------------------
Future net cash flows                                                     45,118,000            24,715,000
10% annual discount for estimated timing of
   cash flows                                                            (15,021,000)           (7,237,000)
                                                                   --------------------- ---------------------
Standardized measure of discounted future net
   cash flows                                                       $     30,097,000      $     17,478,000
                                                                   ===================== =====================

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Beginning balance                                                    $    17,478,000       $    10,248,000
Changes in future development costs                                       (5,631,000)              531,000
Purchases of reserves in place                                             8,292,000             2,751,000
Sales of reserves in place                                                         -            (1,973,000)
Sales of oil and gas produced                                             (4,516,000)           (3,509,000)
Net changes in price and production costs                                 (7,014,000)              830,000
Extensions, discoveries, and other additions                              12,543,000             4,528,000
Revisions of previous quantity estimates                                  12,626,000             5,837,000
Accretion of discount                                                      1,874,000               957,000
Net changes in income taxes                                               (5,555,000)           (2,722,000)
                                                                   --------------------- ---------------------
Ending balance                                                       $    30,097,000       $    17,478,000
                                                                   --------------------- ---------------------



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                            Therein Relating to Proved Oil and Gas Reserves (continued)
                                                                                   Year ended
                                                                       December 31, 1996December 31, 1995
                                                                       ------------------------------------
Costs incurred
Property acquisition costs - unproved leases                                $1,807,000       $1,215,000
Property acquisition costs - proved properties                               1,598,000        7,220,000
Exploration costs                                                              135,000                -
Development costs                                                            2,995,000        1,814,000

                                                                    Year ended December 31,
                                                            1996             1995              1994
                                                     ------------------------------------------------------
Other information
Amortization per dollar of gross sales revenue
                                                             0.27              0.53             .38
Average sales price per barrel (oil)                        19.35             16.61           15.28
Average sales price per Mcf (gas)                            2.19              1.56            1.89
Average sales price per net equivalent barrel*
                                                            15.24             12.95           13.68
Average production cost per net equivalent barrel
                                                             5.12              7.85           12.10

*Natural gas converted to equivalent barrels using conversion ratio of 6:1.


                     Goldking Companies, Inc. & Subsidiaries

                         Condensed Financial Statements

                                  June 30, 1997

                                   (Unaudited)



                                      Goldking Companies, Inc. & Subsidiaries
                                             Condensed Balance Sheets
                                                    (Unaudited)



                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         341,000     $         896,000
   Restricted cash                                                         401,000             1,358,000
   Short-term investments                                                   72,000                72,000
   Accounts receivable, net                                              2,714,000             4,193,000
   Advances to affiliates, officers, and shareholders                    1,714,000             1,486,000
   Prepaid expenses and other                                               40,000                27,000
                                                              -----------------------------------------------
Total current assets                                                     5,282,000             8,032,000

Property and equipment:
   Oil and gas properties, full-cost method                             27,262,000            23,683,000
   Pipeline and ROW                                                      1,682,000             1,682,000
   Other property                                                        1,157,000             1,104,000
                                                              -----------------------------------------------
                                                                        30,101,000            26,469,000

   Accumulated depreciation, depletion, and amortization
                                                                       (13,070,000)          (12,097,000)
                                                              -----------------------------------------------
                                                                        17,031,000            14,372,000

Other assets:
   Organization,  deferred and other costs,  net of accumulated  amortization of
      $141,000 and $141,000 at June 30, 1997 and December 31,1996, respectively
                                                                         1,026,000             1,106,000
                                                              -----------------------------------------------
Total other assets                                                       1,026,000             1,106,000
                                                              -----------------------------------------------
Total assets                                                     $      23,339,000     $      23,510,000
                                                              -----------------------------------------------





                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,960,000     $       3,491,000
   Oil and gas distributions payable                                     1,633,000             2,810,000
   Current maturities of long-term debt                                  1,181,000             1,243,000
   Accrued Interest                                                        247,000               228,000
   Advances from joint-interest participants                               112,000               502,000
   Accrued and other liabilities                                            73,000               119,000
                                                              -----------------------------------------------
Total current liabilities                                                7,206,000             8,393,000

Contingent liabilities                                                     654,000               713,000

Long-term  debt,  net of discount of $714,000  and $786,000 at June 30, 1997 and
   December 31, 1996, respectively
                                                                        13,102,000            11,639,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                     -
   Additional paid-in capital                                            1,753,000             1,753,000
   Retained earnings                                                       624,000             1,012,000
                                                              -----------------------------------------------
Total stockholders' equity                                               2,377,000             2,765,000






                                                              ===============================================
Total liabilities and stockholders' equity                       $      23,339,000     $      23,510,000
                                                              ===============================================



                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                         Statements of Income (Operations)
                                         For the Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Revenues:
   Oil and gas revenues                                            $   3,531,000       $     3,176,000
   Interest income                                                        53,000                17,000
   Miscellaneous                                                          64,000               276,000
                                                              ---------------------------------------------
Total revenues                                                         3,648,000             3,469,000

Costs and expenses:
   Lease operating expense                                             1,573,000               818,000
   General and administrative expense                                    401,000               457,000
   Production and ad valorem taxes                                       281,000               223,000
   Interest                                                              807,000               848,000
   Depreciation, depletion, and amortization                             974,000               624,000
                                                              ---------------------------------------------
Total costs and expenses                                               4,036,000             2,970,000
                                                              =============================================
Net income (loss)                                                  $    (388,000)      $       499,000
                                                              =============================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                        Statements of Stockholders' Equity
                                                    (Unaudited)




                                                                                    Additional Paid-In
                                                    Common Stock Retained Earnings       Capital
                                                                                                             Total
                                                    ---------------------------------------------------------------------

Balances December 31, 1995                                $   -       $   (594,000)     $ 1,753,000      $     1,159,000
   Net Income                                                 -          1,606,000           -                 1,606,000
                                                    ---------------------------------------------------------------------
Balance December 31, 1996                                     -          1,012,000      $ 1,753,000            2,765,000
   Net income                                                 -           (388,000)          -                  (388,000)
                                                    =====================================================================
Balance June 30, 1997                                     $   -      $     624,000      $ 1,753,000         $  2,377,000
                                                    =====================================================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                           Statements of Cash Flows
                                           Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $      (388,000)      $       499,000
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Depreciation, depletion, and amortization                          974,000               624,000
      Changes in operating assets and liabilities:
         Restricted cash                                                 957,000              (169,000)
         Accounts receivable                                           1,251,000              (289,000)
         Prepaid costs                                                   (13,000)              (87,000)
         Accounts payable                                                469,000             1,234,000
         Oil and gas distributions payable                            (1,177,000)                    -
         Accrued and other liabilities                                  (417,000)              117,000
         Contingent liabilities                                          (59,000)                    -
            Other                                                         80,000                     -
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    1,677,000             1,929,000

Investing activities
Investments in property, plant, and equipment, net                    (3,633,000)           (3,250,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (3,633,000)           (3,250,000)

Financing activities
Net proceeds from long-term borrowings                                 1,401,000             1,754,000

Net decrease in cash and cash equivalents                               (555,000)              433,000

Cash and cash equivalents at beginning of period                         896,000               193,000

                                                              =============================================
Cash and cash equivalents at end of period                       $       341,000       $       626,000
                                                              =============================================



                                              See accompanying notes.


                     Goldking Companies, Inc. & Subsidiaries
                     Condensed Notes to Financial Statements




In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1997 and December 31, 1996 and the results of operations and changes in stockholder's equity and cash flows for the periods ended June 30, 1997 and 1996. Most adjustments made to the financial statements are of a normal, recurring nature. Although the Companies believe that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These financial statements should be read in conjunction with the Companies' annual audited financial statements, included in this memorandum.

On July 30, 1997, PANACO, Inc. acquired the Goldking Companies for a combination of cash, shareholder notes, PANACO Common Shares and the assumption of debt. The acquisition by PANACO did not include the Goldking Companies advances receivable from affiliates or a real estate investment, both owned by the Goldking Companies. Certain reclassification entries have been made to the Companies' historical financial statement amounts to provide for accounting and reporting consistency with PANACO, Inc. For that reason, unaudited pro forma financial information included elsewhere in this memorandum may not be presented in the same format or amounts may be classified differently than those contained in these financial statements.



                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


The following unaudited pro forma combined financial data are derived from the Consolidated Financial Statements of the Company set forth elsewhere in this Offering Memorandum and certain historical financial data with respect of various assets and companies acquired by the Company. The Unaudited Pro Forma
Balance Sheet at June 30, 1997 has been prepared assuming the Goldking Acquisition, the sale of the Company's investment in common stock, and the Offering and the application of the net proceeds therefrom had occurred on June 30, 1997. The Unaudited Pro Forma Statement of Income (Operations) for the six months ended June 30, 1997 has been prepared assuming the Goldking Acquisition and the Offering and the application of the net proceeds therefrom had been consummated January 1, 1997. The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 has been prepared assuming the Goldking Acquisition, the Offering and the application of the net proceeds therefrom, the Amoco Acquisition and the Bayou Sorrel Field sale had all been consummated on January 1, 1996. The Amoco Acquisition occurred on October 8, 1996 and the Bayou Sorrel Field sale was effective September 1, 1996.

The unaudited pro forma combined financial data reflects the preliminary allocation of the Goldking purchase price based on June 30, 1997 Goldking financial statement amounts. The final allocation of the purchase price, including the amounts of the increases in consolidated assets and liabilities on the closing date of July 31, 1997 may differ with a resulting effect on depletion, depreciation and amortization of expense. Management does not expect these differences to be material.

The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and with the Consolidated Financial Statements on the Company and the notes thereto. This data is not indicative of the financial position or results of operations of the Company which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to various factors.

                         PANACO, Inc.
         Unaudited Condensed Pro Forma Combined Balance Sheet
                      At June 30, 1997
           (Amounts in thousands except number of shares )
                                                                Goldking      PANACO, Inc.
                                                               Acquisition       and         Offering
                                                  PANACO, Inc.  Pro Forma      Goldking     Pro Forma    PANACO,Inc.
ASSETS                                               At        Adjustments    Pro Forma    Adjustments    ProFoma
                                                   6/30/97      (a)            Combined        (h)       Combined
CURRENT ASSETS
     Cash and cash equivalents                    $   1,353      1,709 (b)(i)    3,062      $42,198       $45,260
     Accounts receivable                              6,030      2,688 (b)       8,718                      8,718
     Investment in common stock                       1,701     (1,701)(i)          -                          -
     Prepaid and other                                  552        847 (b)       1,399                      1,399
         Total Current Assets                         9,636                     13,179                     55,377
OIL AND GAS PROPERTIES, AS DETERMINED BY THE
SUCCESSFUL EFFORTS METHOD OF ACCOUNTING
     Oil and gas properties                         137,734     43,145 (c)     180,879                    180,879
     Less: accumulated depreciation, depletion
     and amortization                               (87,374)       -           (87,374)                   (87,374)
         Net Oil and Gas Properties                  50,360                     93,505                     93,505

PROPERTY, PLANT AND EQUIPMENT (net)                  12,474      1,892 (d)      14,366                     14,366
OTHER ASSETS
     Restricted deposits                              1,992                      1,992                      1,992
     Other                                              379        265 (e)         644       3,750          4,394
        Total Other Assets                            2,371                      2,636                      6,386

TOTAL ASSETS                                      $  74,841                  $ 123,686                 $  169,634

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                              $  6,033      6,680  (f)  $  12,713                 $   12,713
     Current portion of long-term debt                   -       1,181  (f)      1,181       (1,181)           -
        Total Current Liabilities                     6,033                     13,894                     12,713

LONG-TERM DEBT                                       28,000     26,571  (g)     54,571       47,129       101,700
STOCKHOLDERS' EQUITY
    Preferred shares, ($.01 par value, 5,000,000 shares
        authorized and no shares issued or
         outstanding)                                     -                         -                         -
     Common shares, ($.01 par value, 40,000,000 shares
         authorized and 20,382,087 issued and outstanding
         and 23,621,017 pro forma issued and
         outstanding)                                   204         32  (a)         236                       236
     Additional paid-in capital                      53,593     14,381  (a)      67,974                    67,974
     Retained earnings (deficit)                    (12,989)                    (12,989)                  (12,989)
         Total Stockholders' equity                  40,808                      55,221                    55,221

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $   74,841                   $ 123,686                 $ 169,634


          NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                At June 30, 1997

The Unaudited Condensed Pro Forma Combined Balance Sheet presents the combined effects of the Goldking Acquisition, the application of the proceeds of the Offering and the sale of the Company's investment in common stock as if these transactions had been consummated on June 30, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.

Goldking Acquisition

     (a) The Goldking Acquisition occurred on July 31, 1997. The purchase price included $7,500,000 in cash, $6,000,000 in Shareholder Notes, 3,154,930 Common Shares valued at $4.45, and the assumption of debt described in notes (f) and
(g) below. The Company also paid a finder's fee in the amount of 84,000 Common Shares.
     (b) The Company acquired $8,000 in cash, $2,688,000 in accounts receivable and $847,000 in other current assets, primarily restricted cash and short-term funds.

     (c) Based upon the nature of the assets acquired, the Company has allocated $37,119,000 to proved oil and natural gas properties and $6,026,000 to unproved oil and natural gas properties.

     (d) The Company acquired furniture and fixtures with a net book value of $892,000, which approximates market value. The Company also allocated $1,000,000 of the net purchase to pipelines and equipment, based upon the nature of the assets acquired.

     (e) The Company acquired other long-term assets, including capitalized software costs with a net book value of $265,000, which approximates market value.

     (f) The Company's consolidated current liabilities and current maturities of long-term debt increased by $6,680,000 and $1,181,000, respectively.

     (g) The Company's consolidated long-term debt increased with the Goldking Acquisition, including Goldking's outstanding debt before the merger in the amount of $13,071,000. The adjustment also includes $6,000,000 in notes to the former shareholders of Goldking and borrowing of $7,500,000 under the Company's Bank Facility to fund the cash portion of the purchase price.

Offering of Notes

     (h) Represents the adjustments necessary to record the application of the proceeds, the incurrence of indebtedness from, and the costs associated with, the Offering as described in the "Use of Proceeds."

Offering Amount                     $100,000,000
Debt Issuance Costs                   (3,750,000)
Net Proceeds                          96,250,000
Payoff debt                          (54,052,000)
Increase in cash                      42,198,000

Sale of Investment

(i) To adjust for the sale of the investment as if it had occurred on June 30, 1997. The Company sold this investment in late July and early August for a total of $1,717,000.


                                                           PANACO, INC.
                                   Unaudited Pro Forma Combined Statement of Income (Operations)
                                              For the Six Months Ended June 30, 1997
                                           (Amounts in thousands except per share data)



                                                                              Goldking
                                                                 Goldking    Acquisition     PANACO,     Offering         PANACO,
                                                                   Inc.        Inc.
                                                                 Acquisition Pro Forma       Pro         Pro Forma       Pro Forma
                                                                                              Forma
                                                       PANACO,      (a)        Adjustments   Combined   Adjustments      Combined
                                                        Inc.
                                                     ----------------------  -------------------------  ------------    ------------

REVENUES
     Oil and natural gas sales                        $ 14,287     $ 3,595      $     -      $ 17,882      $      -          17,882


COSTS AND EXPENSES
     Lease operating expense                             5,122         962            -         6,084             -           6,084
     Depreciation, depletion and amortization            6,187         974            -           720 (b)      7,878          7,878
          Exploration expense                               67           -            -            67             -              67
     Provision for losses and (gains) on
          disposition and write-down of assets               -           -            -             -             -               -
     General and administrative expense                    389       1,015            -         1,404             -           1,404
     Production and ad valorem taxes                       174         282            -           456             -             456
                                                     ----------  ----------  -----------     ---------  ------------    ------------
          Total                                         11,936       3,233          720        15,889             -          15,889
                                                     ----------  ----------  -----------     ---------  ------------    ------------

NET OPERATING INCOME (LOSS)                              2,351         362        (720)         1,993             -           1,993
                                                     ----------  ----------  -----------     ---------  ------------    ------------

OTHER INCOME (EXPENSE)
     Interest expense (net)                             (1,265)       (754)        (490) (c)   (2,509)       (1,784) (e)     (4,293)
     Unrealized gain on investment in common stock          60           -            -            60             -              60
                                                     ----------  ----------  -----------     ---------  ------------    ------------
          Total                                         (1,205)       (754)        (490)       (2,449)       (1,784)         (4,233)

NET INCOME (LOSS) BEFORE INCOME TAXES                    1,146        (392)      (1,210)         (456)       (1,784)         (2,240)

INCOME TAXES (BENEFIT)                                       -           -            -             -             -               -
                                                     ----------  ----------  -----------     ---------  ------------    ------------

NET INCOME (LOSS)                                     $  1,146     $ (392)     $ (1,210)      $  (456)    $  (1,784)       $ (2,240)

                                                     ==========  ==========  ===========     =========  ============    ============

EARNINGS (LOSS) PER WEIGHTED AVERAGE SHARE            $   0.07                                $ (0.02)                       $(0.10)
                                                     ==========                              =========                  ============

     Weighted average shares outstanding                18,248                    3,239 (d)    21,487             -          21,487
                                                     ==========                              =========                  ============

EBITDA (f)                                            $  8,602                                                                9,938
                                                     ==========                                                         ============

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                     For the six months ended June 30, 1997

The Unaudited Pro Forma Combined Statement of Income (Operations) for the six months ended June 30, 1997 presents the combined effects of the Goldking Acquisition and the application of the proceeds and incurrence of indebtedness for the Offering as if these transactions had been consummated on January 1, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.

Goldking Acquisition

(a) These amounts represent the actual results of Goldking for the six months ended June 30, 1997. Certain reclassifications have been made for consistency.

(b) Goldking accounted for its oil and natural gas properties using full cost method of accounting. Pro forma entries are required to present the pro forma information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts methods and using the new basis for its oil and natural gas properties based upon the purchase on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.


Offering of Notes

(e) To adjust interest expense to reflect the repayment of debt at January 1, 1997 with the proceeds from the Offering and the amortization of loan costs. The proceeds in excess of that used to repay indebtedness are assumed to have been placed in short term investments yielding 6%.

(f) EBITDA is defined as net income (loss) before income taxes plus the sum of depletion and depreciation, provisions for losses and gains on disposition and write-down of assets, exploration expenses and interest expense. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance of liquidity.

                                                                         PANACO, INC.
                                                Unaudited Pro Forma Combined Statement of Income (Operations)
                                                            For the Year Ended December 31, 1996
                                                        (Amounts in thousands except per share data)



                                                             Goldking
                                                 Goldking   Acquisition   PANACO, Inc.   1996     PANACO, Inc.  Offering PANACO,Inc.
                                                 AcquisitionPro Forma      Pro Forma  Transactions Pro Forma   Pro Forma  Pro Forma
                                        PANACO,     (a)      Adjustments   Combined       (e)      Combined   Adjustments Combined
                                         Inc.
                                      --------------------- ------------------------------------------------------------------------

REVENUES
 Oil and natural gas sales           $ 20,063      8,186  $      -         $ 28,249     $ 8,915   $  37,164     $     -   $37,164


COSTS AND EXPENSES
 Lease operating expense                8,477      1,282         -            9,759       1,915      11,674           -    11,674
 Depreciation, depletion and
 amortization expense                   9,022      2,243      1,432 (b)      12,697       6,086      18,783           -    18,783
 Exploration expense                       -          -          -               -           -           -            -         -
 Provision for losses and (gains) on
      disposition and write-down of
      assets                               -        (430)        -           (430)           -       (430)            -     (430)
 General and administrative expense       772      1,402         -           2,174           -       2,174            -     2,174
 Production and ad valorem taxes          559        669         -           1,228       (239)         989            -       989
 West Delta fire loss                     500          -         -             500           -         500            -       500
                                     --------- ---------- ----------    -----------------------------------------------------------
          Total                        19,330      5,166      1,432          25,928       7,762      33,690           -    33,690
                                     --------- ---------- ----------    -----------------------------------------------------------

NET OPERATING INCOME (LOSS)               733      3,020    (1,432)           2,321       1,153       3,474           -     3,474
                                     --------- ---------- ----------    -----------------------------------------------------------

OTHER INCOME (EXPENSE)
 Interest expense (net)                (2,514)    (1,414)      (979) (c)     (4,907)     (1,042)     (5,949)      (2,638)   (8,587)
 Unrealized loss on investment in
   common stock                          (258)          -          -           (258)         258           -            -         -
                                     --------- ---------- ----------    -----------------------------------------------------------
          Total                        (2,772)    (1,414)      (979)         (5,165)       (784)     (5,949)      (2,638)   (8,587)

NET INCOME (LOSS) BEFORE INCOME TAXES  (2,039)      1,606    (2,411)         (2,844)         369     (2,475)      (2,638)   (5,113)

INCOME TAXES (BENEFIT)                      -          -          -               -           -           -            -         -
                                     --------- ---------- ----------    -----------------------------------------------------------

NET INCOME (LOSS)                    $ (2,039)      1,606    (2,411)         (2,844)         369     (2,475)      (2,638)   (5,113)
                                     ========= ========== ==========    ===========================================================

EARNINGS(LOSS)PER WEIGHTEDAVERAGE
     SHARES                          $  (0.16)                           $    (0.18)             $    (0.14)                 (0.29)
                                     =========                          ============            ============             ==========

 Weighted average shares outstanding   12,742                 3,239 (d)      15,981       1,540      17,521                 17,521
                                     =========                          ============            ============             ==========

EBITDA (g)                           $ 10,255                                                                               22,327
                                     =========                                                                           ==========

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                      For the year ended December 31, 1996



The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 presents the combined effects of the Goldking Acquisition, the Amoco Acquisition on October 8, 1996, the sale of Bayou Sorrel Field effective September 1, 1996 and the application of the proceeds and incurrence of indebtedness of the Offering as if all had consummated on January 1, 1996. It reflects a preliminary allocation of the purchase price for Goldking Acquisition. The final allocation may differ based on the actual assets and liabilities acquired on July 31, 1997, however, management does not expect these differences to be material. The Amoco Acquisition and Bayou Sorrel Field sale have been summarized as "1996 Transactions" in the pro forma data.

Goldking Acquisition

(a) These amounts represent the actual results of Goldking for the year ended December 31, 1996. Certain reclassifications have been made for consistency.

(b) Goldking accounted for its oil and natural gas properties using full cost method of accounting. Pro forma entries are required to present the pro forma information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts methods and using the new basis for its oil and natural gas properties based upon the purchase on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.

1996 Transactions

(e)      Represents  the  total  adjustments  necessary  to  present  the  Amoco
         Acquisition on October 8, 1996 and the sale of Bayou Sorrel Field effective September 1, 1996 as if both had occurred on January 1, 1996. They include the addition of revenues and expenses from a January 1 to October 7 for the Amoco Acquisition and the reductions of such amounts for January 1 to August for the sale of Bayou Sorrel Field.

Offering of Notes

(f) To adjust interest expense to reflect the repayment of debt at January 1, 1997 with the proceeds from the Offering and the amortization of loan costs. The proceeds in excess of that used to repay indebtedness are assumed to have been placed in short term investments yielding 6%.

(g) EBITDA is defined as net income (loss) before income taxes plus the sum of depletion and depreciation, provisions for losses and gains on disposition and write-down of assets, exploration expenses and interest expense. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance of liquidity.